Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

UpHealth, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, par value $0.0001 per share(2)	Other(3)	1,650,000	$1.41(3)	$2,326,500	0.00011020	$256.38

Fees to be Paid	Equity	Common Stock, par value $0.0001 per share(4)	Other(3)	7,350,000	$1.41(3)	$10,363,500	0.00011020	$1,142.06

Fees Previously Paid								$0

	Total Offering Amounts					$12,690,000		$1,398.44

	Total Fees Previously Paid							$0

	Total Fee Offsets							$0

	Net Fee Due							$1,398.44

(1)

In the event of a stock split, stock dividend or other similar transaction involving the Registrant’s Common Stock, in order to prevent dilution, the number of shares of Common Stock registered hereby shall be automatically increased to cover the additional common shares in accordance with Rule 416(a) under the Securities Act.

(2)

Represents shares registered for resale by the Selling Stockholder named in this registration statement, consisting of 1,650,000 issued and outstanding shares of Common Stock held by the Selling Stockholder.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act. The proposed maximum offering price per share is estimated to be $1.41, based on the average of the high and low sales prices of the Common Stock as reported by The New York Stock Exchange on April 4, 2023.

(4)

Represents shares registered for resale by the Selling Stockholder, consisting of up to (i) 3,000,000 shares of Common Stock issuable upon the exercise of the Series A Warrant, (ii) 3,000,000 shares of Common Stock issuable upon the exercise of the Series B Warrant and (iii) 1,350,000 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrant.